EXHIBIT 99.1



          ECHO
Electronic Clearing House, Inc.,      FOR IMMEDIATE RELEASE
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     ELECTRONIC CLEARING HOUSE (ECHO) APPOINTS RICHARD FIELD AS BOARD MEMBER



CAMARILLO,  CALIF.,  JULY  14,  2004  - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today announced that Richard Field has been appointed a member of the Board of Directors.

Mr. Field brings to ECHO more than 35 years of experience in the financial services industry as an executive for The Bank of New York, Chase and Citigroup. In 1997, Mr. Field retired from The Bank of New York ("BONY"), where he had created a centralized marketing division and worked his way up over 19 years to Executive Vice President in charge of Retail Banking, subsequently joining BONY's Management Committee as Senior Executive Vice President. During his tenure at BONY, the Bank grew from a mid-sized regional player to one of the nation's premier performers in terms of earnings growth, market capitalization and expense efficiency. Under Mr. Field's direction, BONY's branch network expanded to become the largest in suburban New York.

Since retiring, Mr. Field was a founding director of LendingTree, an innovative and successful lending and realty services exchange, which allows consumers to receive competitive loan offers over the Internet. In addition, in 2002, Mr. Field joined the boards of Providian Financial Corporation and HSPC, the latter of which was sold to General Electric in January of 2004.

Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc., commented, "We are extremely happy that Dick has agreed to join our Board. While at The Bank of New York, Dick engineered the growth of its formerly modest credit card subsidiary into one of the top ten issuers in the U.S. and was subsequently elected to MasterCard's Executive Committee and Chairman of its U.S. board. We believe he will be of immense value in our effort to grow and increase the profitability of our credit card and check processing businesses."

Mr. Field said, "This is an exciting time for ECHO as it builds its check services business. ECHO has developed a portfolio of innovative products and technology, which provide a great value proposition to merchants and banks. I look forward to contributing to the development of the Company's marketing strategy to help build ECHO into a leading check and credit card processor."


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ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

For more information about ECHO, please visit www.echo-inc.com.
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SAFE  HARBOR  STATEMENT  UNDER  THE  PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include the potential for growth and increased profitability of ECHO's credit card and check processing businesses. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


  Media Contact:
  --------------
  Donna Rehman, Corporate Secretary         Crocker Coulson, Partner
  805-419-8533                              Coffin Communications Group
  Electronic Clearing House, Inc.,          818-789-0100
    Camarillo, Calif.                       E-MAIL: crocker.coulson@coffincg.com
  URL:http://www.echo-inc.com                       ----------------------------
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     E-MAIL: corp@ECHO-inc.com
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